CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Entertainment Is Us, Inc.


I consent to the incorporation by reference of my independent registered public accounting firm's report dated January 12, 2006 on the balance sheet as of September 30, 2005, and the related statements of operations, changes in stockholders' (deficit) and cash flows for the year then ended included in Entertainment Is Us, Inc.'s Form 10-KSB, into the Company's registration statement on Form S-8 - "Item 8 Exhibits" 23.2 "Consent of George Brenner, CPA."



/s/ George Brenner, CPA
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George Brenner, CPA
Los Angeles, California
January 31, 2006